CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110396 on Form S-8 of our report dated June 27, 2018, appearing in this Annual Report on Form 11-K of Robinson Companies Retirement Plan for the year ended December 31, 2017.

Minneapolis, Minnesota
June 27, 2018